
                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         THREE MONTHS ENDED MARCH 31, 2000
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 03/31/2000 . . . $ 11,551
Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,215)                            $ .155
  Class B dividends declared . . . . . . . . .   (4,171)                                          $ .160

Undistributed basic earnings . . . . . . . . .  $ 5,165           40,416            $ .128        $ .128
Basic Earnings Per Share . . . . . . . . . . .                                      $ .283        $ .288
Basic Earnings Per Share (rounded) . . . . . .                                      $ .28         $ .29

Dilutive effect of stock options . . . . . . .      (10)              60
Undistributed diluted earnings . . . . . . . .  $ 5,155           40,476            $ .127        $ .127
Diluted Earnings Per Share . . . . . . . . . .                                      $ .282        $ .287
Diluted Earnings Per Share (rounded) . . . . .                                      $ .28         $ .29

1,459,000 of the 2,056,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.




                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         THREE MONTHS ENDED MARCH 31, 1999
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 03/31/1999. . .  $15,189

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,221)                            $ .155
  Class B dividends declared . . . . . . . . .   (4,161)                                          $ .160

Undistributed basic earnings . . . . . . . . .  $ 8,807            40,536           $ .217        $ .217
Basic Earnings Per Share . . . . . . . . . . .                                      $ .372        $ .377
Basic Earnings Per Share (rounded) . . . . . .                                      $ .37         $ .38

Dilutive effect of stock options . . . . . . .      (28)              174
Undistributed diluted earnings . . . . . . . .  $ 8,779            40,710           $ .216        $ .216
Diluted Earnings Per Share . . . . . . . . . .                                      $ .371        $ .376
Diluted Earnings Per Share (rounded) . . . . .                                      $ .37         $ .38

1,089,000 of the 1,976,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.



                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                          NINE MONTHS ENDED MARCH 31, 2000
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, nine months ended 03/31/2000 . . .  $35,337

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (6,650)                            $ .465
  Class B dividends declared . . . . . . . . .  (12,528)                                          $ .480

Undistributed basic earnings . . . . . . . . .  $16,159           40,389            $ .400        $ .400
Basic Earnings Per Share . . . . . . . . . . .                                      $ .865        $ .880
Basic Earnings Per Share (rounded) . . . . . .                                      $ .87         $ .88

Dilutive effect of stock options . . . . . . .      (66)             138
Undistributed diluted earnings . . . . . . . .  $16,093           40,527            $ .397        $ .397
Diluted Earnings Per Share . . . . . . . . . .                                      $ .862        $ .877
Diluted Earnings Per Share (rounded) . . . . .                                      $ .86         $ .88

1,374,000 of the 2,042,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.




                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                          NINE MONTHS ENDED MARCH 31, 1999
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, nine months ended 03/31/1999 . . .  $42,687

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (6,670)                            $ .465
  Class B dividends declared . . . . . . . . .  (12,593)                                          $ .480

Undistributed basic earnings . . . . . . . . .  $23,424            40,721           $ .575        $ .575
Basic Earnings Per Share . . . . . . . . . . .                                      $1.040        $1.055
Basic Earnings Per Share (rounded) . . . . . .                                      $1.04         $1.06

Dilutive effect of stock options . . . . . . .     (111)              231
Undistributed diluted earnings . . . . . . . .  $23,313            40,952           $ .569        $ .569
Diluted Earnings Per Share . . . . . . . . . .                                      $1.034        $1.049
Diluted Earnings Per Share (rounded) . . . . .                                      $1.03         $1.05

964,000 of the 1,911,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.


                                                   Exhibit(11)